[CHIRON LETTERHEAD]



February 14, 2001

PERSONAL AND CONFIDENTIAL

Dr. William J. Rutter
111 Telegraph Hill Blvd.
San Francisco, California 94133

Re:  AMENDMENT OF CONSULTING AGREEMENT DATED FEBRUARY 25, 2000
     ---------------------------------------------------------


Dear Bill,

I am pleased to confirm our discussions to extend your agreement to work with Chiron Corporation through February 24, 2002.

Your fee will be $8,333.33 per month, payable to you monthly in advance, for the period commencing on February 25, 2001 and terminating on February 24, 2002.

In addition, the field of the agreement is hereby amended to cover advice and consultation from time to time to the Chairman and Chief Executive Officer with respect to corporate and strategic matters.

Please acknowledge your acceptance and agreement to the foregoing by signing and returning to me a copy of the enclosed letter.


Yours sincerely,


/s/ Sean
Sean P. Lance
Chairman and Chief Executive Officer


AGREED THIS 20th DAY OF FEBRUARY 2001.

/s/ William J. Rutter
---------------------------------------
William J. Rutter, Ph.D.